                                                                   EXHIBIT 3.2

                                 FEDERAL IDENTIFICATION   FEDERAL IDENTIFICATION
                                     NO. 04-1156680           NO. 13-3912935

                          THE COMMONWEALTH OF MASSACHUSETTS

                                WILLIAM FRANCIS GALVIN
                            Secretary of the Commonwealth
                One Ashburton Place, Boston, Massachusetts 02108-1512


                                ARTICLES OF  /*MERGER
                       (GENERAL LAWS, CHAPTER 156B, SECTION 78)


    *merger of                         The William Carter Company and
                                     -----------------------------------------

                                       TWCC Acquisition Corp. 549133
                                     -----------------------------------------


                                     -----------------------------------------


                                     -----------------------------------------


                                     -----------------------------------------,

                                            the constituent corporations, into

                                       The William Carter Company
                                     -----------------------------------------,

                                          *one of the constituent corporations.


The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of *merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the *merger determined pursuant to the agreement of *merger shall be the date approved and filed by the Secretary of the Commonwealth. If a LATER effective date is desired, specify such date which shall not be more than THIRTY DAYS after the date of filing.


3. (FOR A MERGER)
**The following amendments to the Articles of Organization of the SURVIVING Corporation have been effected pursuant to the agreement of merger:


    Articles III  --)  VI    are being amended as follows:

    [See attached pages]



*DELETE THE INAPPLICABLE WORD.    **IF THERE ARE NO PROVISIONS STATE "NONE".
NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON SEPARATE 8 1/2 x 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET AS LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

(FOR A CONSOLIDATION)
(a) The purpose of the RESULTING corporation is to engage in the following business activities:



(b) State the total number of shares and the par value, if any, of each class of stock which the RESULTING corporation is authorized to issue.



----------------------------------------------------------------------------------------------------
         WITHOUT PAR VALUE                                        WITH PAR VALUE
----------------------------------------------------------------------------------------------------
    TYPE           NUMBER OF SHARES         TYPE           NUMBER OF SHARES          PAR VALUE
----------------------------------------------------------------------------------------------------

   Common:                                Common:
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
   Preferred:                             Preferred:
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------



**(c) If more than one class of stock is authorized, state a distinguishing designation for each class and provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of each class and of each series then established.



**(d) The restrictions, if any, on the transfer of stock contained in the agreement of consolidation are:



**(e) Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:



**IF THERE ARE NO PROVISIONS STATE "NONE".

                                     ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

-------------------------------------------------------------------------------
       WITHOUT PAR VALUE                                WITH PAR VALUE
-------------------------------------------------------------------------------
TYPE          NUMBER OF SHARES    TYPE          NUMBER OF SHARES     PAR VALUE
-------------------------------------------------------------------------------
COMMON:                           COMMON:            1,000             $.01
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
PREFERRED:                        PREFERRED:         5,000             $.01
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                      ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

    [See attached pages]

                                      ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

    None





                                      ARTICLE VI

Other lawful provisions, if any for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or if its directors or stockholders, or of any class of stockholders:

    Add to article VI:

    The directors may from time to time determine the relative rights and preferences of any series of a class of stock.

                                      ARTICLE IV

    Part A. AUTHORIZED SHARES

    Total number of shares of capital stock which the Corporation has authority to issue is 6,000 shares, consisting of:

    (i) 5,000 shares of Cumulative Preferred Stock, par value $.01 per share ("Cumulative Preferred Stock").


    (ii) 1,000 shares of Common Stock ("Common Stock").

    The Cumulative Preferred Stock authorized and issued hereafter are referred to collectively as the "Preferred Stock".

    Part B. Cumulative Preferred Stock.

    (a) [intentionally left blank]

    (b) DIVIDEND RATE.

    (1) Dividends on the shares of Preferred Stock shall accrue from the date of their original issue at a rate of twelve percent (12%) per annum computed on the basis of the actual number of days elapsed in a 360-day year, and, to the extent any such dividends and any other dividends accrued with respect to such dividends pursuant to this paragraph (1) shall not have accrued, but are in arrears because they have not been declared and paid, such undeclared and unpaid dividends shall accrue additional dividends from the date upon which such undeclared and unpaid dividends accrued until the date upon which they are paid at the rate of fourteen percent (14%) per annum (compounded on the Dividend Payment Dates and computed on the basis of the actual number of days elapsed in a 360-day year). All such dividends shall be cumulative and shall be payable when and as declared by the Board of Directors of the Corporation, out of assets legally available for such purpose, on May 1 and November 1 of each year commencing, in the case of the first issuance of shares of Preferred Stock, May 1, 1997 (each such date being hereinafter individually a "Dividend Payment Date" and collectively the "Dividend Payment Dates"), except that if any Dividend Payment Date is a Saturday, Sunday or legal holiday then such dividend shall be paid on the next business day following such Dividend Payment Date and no additional amount shall accrue as a result of such delay.

     (2) Each dividend shall be paid to the holders of record of shares of Preferred Stock as they appear on the books of the Corporation on the record date, not exceeding 30 days prior to the Dividend Payment Date thereof, as shall be fixed by the Board of Directors of the Corporation. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation.

     (3) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the shares of Preferred Stock for any period if the Corporation shall be in default in the payment of any dividends (including cumulative dividends, if applicable) on any shares of Preferred Stock ranking, as to dividends, prior to the Preferred Stock, unless a dividend sufficient to cure such default shall be contemporaneously declared and paid.

     (4) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to the Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Preferred Stock through the last Dividend Payment Date. When dividends are not paid in full, as aforesaid, upon the shares of Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Preferred Stock, all dividends declared upon shares of the Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Preferred Stock and such other Preferred Stock bear to each other. Holders of shares of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as provided in paragraphs (1) and (2) of this Section (b), on the Preferred Stock.

     (5) So long as any share of the Preferred Stock is outstanding, no dividend (other than (i) a dividend in the Corporation's Common Stock, par value $.01 per share (the "Common Stock"), or in any other stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation or (ii) as provided in paragraph (4) of this Section (b)), shall be declared or paid or set aside for payment, or other distribution declared or made, upon the Common Stock or upon any other stock of the Corporation ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to or on a parity with the Preferred stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the Preferred Stock shall have been paid or contemporaneously are declared and paid through the prevent the Corporation from repurchasing or redeeming any of its capital stock pursuant to the terms of any subscription agreement entered into with any officer, director or employee of the Corporation or any of it subsidiaries.

     (c) OPTIONAL REDEMPTION. The shares of Preferred Stock are redeemable on the terms and conditions set forth below, at any time or from time to time, at the option of the Corporation expressed by resolution of the Board of Directors, at a per share redemption price of Four Thousand Dollars ($4,000) plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption. The shares of Preferred Stock may be redeemed in whole or in not more than two partial redemptions, provided that in the first of such two partial redemptions not less than 50% of the number of shares of Preferred Stock then outstanding shall be redeemed and that in the second of two such partial redemptions all of the shares of Preferred Stock then outstanding shall be redeemed.

     (d)  MANDATORY REDEMPTION.

          On December 15, 2007 the Corporation shall redeem all outstanding shares of Preferred Stock at a per share redemption price of Four Thousand Dollars ($4,000) plus accrued and unpaid dividends thereon to the date fixed for redemption.

     (e)  PROCEDURE FOR REDEMPTION.

     (1) If fewer than all the outstanding shares of Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, subject to the provisions of Sections (c) and (d) above, and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

     (2) Notice of a redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, a such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Preferred Stock to be redeemed and, if fewer than all the shares the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
(iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) any other information required by applicable laws or regulations.

    (3) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price plus accrued and unpaid dividends to the date fixed for redemption) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with said notice (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

    (4) Any shares of Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors. None of such redeemed shares of Preferred Stock shall be reissued as shares of Preferred Stock.

    (5) If the Corporation shall be in default in the payment of any dividends on any shares of Preferred Stock ranking, as to dividends, prior to the Preferred Stock, then no shares of Preferred Stock shall be redeemed and the Corporation shall not purchase or otherwise acquire any shares of Preferred Stock.

    (6) Notwithstanding the foregoing provisions of this Section(e), unless the full cumulative dividends on all outstanding shares of Preferred Stock shall have been paid or contemporaneously are declared and paid through the last Dividend Payment Date, no shares of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock are simultaneously redeemed, provided however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of outstanding shares of Preferred Stock.

    (f)  VOTING.

    The shares of Preferred Stock shall not have any voting powers either general or special, except as required by law or regulation and except that unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of a least a majority of all of the shares of Preferred Stock, and all other series of Preferred Stock ranking on a parity with the Preferred Stock either as to dividends or upon liquidation and upon which like voting rights have been conferred and are then exercisable, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of such shares shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Articles of Organization or of any amendatory Statement thereto (including any Statement with Respect to Shares or any similar document relating to any series of Preferred Stock) so as to affect materially and adversely the rights, preferences, privileges or voting power of shares of Preferred Stock. In case the shares of Preferred Stock would be so affected in a materially different manner than any other series of Preferred Stock then outstanding by any such action, the holders of shares of Preferred Stock shall be entitled to vote as a separate class, and the Corporation shall not take such action without the consent or affirmative vote, as above provided, of at least a majority of the total number of shares of Preferred Stock then outstanding, in addition to or as a specific part of the consent or affirmative vote hereinabove otherwise required. The increase of the authorized amount of the Preferred Stock, or the creation, authorization or issuance of any shares of any other class of stock of the Corporation ranking, (i) junior to the Preferred Stock, or (ii) on a parity with the shares of Preferred Stock, as to dividends or upon liquidation, or the reclassification of any authorized or outstanding stock of the Corporation into any such junior or parity shares, or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such junior or parity shares shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting power of shares of Preferred Stock.

    (g)  LIQUIDATION RIGHTS

    (1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to Preferred Stock upon liquidation, the amount of Four Thousand Dollars ($4,000) per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution, subject only to the provisions of this paragraph (1) of this Section (g). All shares of Preferred Stock ranking in whole or in part prior to the shares of Preferred Stock as to liquidation shall be entitled to be paid to the extent of such priority in full in cash, or money for the payment thereof set apart, before any payment provided for in this Section (g) shall be made with respect to the shares of Preferred Stock.

    (2) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (g).

    (3) After the payment to the holders of the shares of Preferred Stock of the full preferential amounts provided for in this Section (g), the holders of shares of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

    (4) In the event the assets of the Corporation available for distribution to the holders of shares of Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (1) of this Section (g), no such distribution shall be made on account of any of shares of any other class or series of Preferred Stock ranking in whole or in party on a parity with the shares of Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Preferred Stock, ratably, in proportion to the full distributable parity amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

    (h)  PRIORITY.

    For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

    (1) Prior to the shares of the Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of Preferred Stock. Each holder of any share of Preferred Stock, by his acceptance thereof, expressly covenants and agrees that the rights of the holders of any shares of any other series of Preferred Stock of the Corporation to receive dividends or amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be and hereby are expressly prior to his rights unless in the case of any particular series of Preferred Stock the certificate or other instrument creating or evidencing the same expressly provides that the rights of the holders of such series shall not be prior to the shares of Preferred Stock.

    (2) On a parity with shares of Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of Preferred Stock.

    (3) Junior to shares of Preferred Stock, either as to dividends or upon liquidation, if such class or classes shall be Common Stock or if the holders of shares of Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or classes.

    (i)  PAYMENTS.   All payments to a holder of Preferred Stock shall be
made at the office or agency of the Corporation maintained for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Corporation payment may be made
(i) by check mailed to such holder at his address appearing on the records of the Corporation or, (ii) at the request of such holder, by wire transfer of immediately available funds to the address designated by such holder in writing.

         Part C. COMMON STOCK.

    The holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as to holders of Preferred Stock as provided in Part B hereof, or as may otherwise be required by law, and each share of the Common Stock shall entitle the holder thereof to one vote.

    The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the Board of Directors.

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled to receive the net assets of the corporation, after the corporation shall have satisfied or made provisions for its debts and obligations and for payment to the holders of shares of any class or series having preferential rights to receive distributions of the net assets of the corporation.

4. The information contained in Item 4 is NOT a PERMANENT part of the Articles of Organization of the * surviving corporation.

(a) The street address of the * surviving corporation in Massachusetts is: (POST OFFICE BOXES ARE NOT ACCEPTABLE) c/o Precision Corporate Services, Inc. 18 Tremont Street, Suite 146, Boston, MA 02108

(b) The name, residential address, and post office address of each director and officer of the *resulting/*surviving corporation is:


                NAME                    RESIDENTIAL ADDRESS          POST OFFICE ADDRESS
PRESIDENT:    Frederick J. Rowan, II   1835 Balleybunion Drive, Duluth, Georgia 30316

TREASURER:    Jay A. Berman            33 Carridge Hill Drive, Bramford, Connecticut 06465

CLERK:        David A. Brown           103 Perrepont Isle, Duluth, Georgia 30136

DIRECTORS:    Frederick J. Rowan, II   1835 Balleybunion Drive, Duluth, Georgia 30316
              Jay A. Berman            33 Carridge Hill Drive, Bramford, Connecticut 06465
              David A. Brown           103 Perrepont Isle, Duluth, Georgia 30316
              Christopher J. O'Brien   320 Cognewaugh Road, Cos Cob, Connecticut 06807
              Charles J. Philippin     7 Tunxis Trail, Redding, Connecticut 06896
              Christopher J. Stadler   307 Freeman's Lane, Franklin Lakes, New Jersey 07417


(c) The fiscal year (i.e. tax year) of the * surviving corporation shall end on the last * Saturday closest to December 31.

(d) The name and business address of the resident agent, if any, of the *surviving corporation is:

         Precision Corporate Services, Inc., 18 Tremont Street, Suite 146, Boston, MA 02108

The undersigned officers of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of *consolidation/*merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

/s/ Christopher J. O'Brien                                          , *President
--------------------------------------------------------------------
             Christopher J. O'Brien

/s/ Robert Sharp                                                        , *Clerk
------------------------------------------------------------------------

of    TWCC Acquisition Corp.
  ------------------------------------------------------------------------------
                          (NAME OF CONSTITUENT CORPORATION)

/s/ Frederick J. Rowan, II                                          , *President
--------------------------------------------------------------------
             Frederick J. Rowan, II

/s/ David A. Brown                                                      , *Clerk
------------------------------------------------------------------------

of    The William Carter Company
  ------------------------------------------------------------------------------
                          (NAME OF CONSTITUENT CORPORATION)

* DELETE THE INAPPLICABLE WORDS.

                          THE COMMONWEALTH OF MASSACHUSETTS

                          ARTICLES OF *CONSOLIDATION/*MERGER
                       (GENERAL LAWS, CHAPTER 156B, SECTION 78)


                       ----------------------------------------
                       ----------------------------------------

                   I hereby approve the within Articles of
                   *Consolidation/*Merger and the filing fee in the amount of $250.00, having been paid, said articles are deemed to have been filed with me this 30th day of October, 1996.


                   EFFECTIVE DATE:
                                  -------------------------


                              /s/ William Francis Galvin

                                WILLIAM FRANCIS GALVIN
                            SECRETARY OF THE COMMONWEALTH

[Notary]

                        TO BE FILLED IN BY CORPORATION
                        PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                        Peter Kaiser
                   ----------------------------------------
                        Gibson, Dunn & Crutcher LLP
                   ----------------------------------------
                        200 Park Avenue, 48th Floor,
                        New York, NY 10166
                   ----------------------------------------
                   Telephone: (212) 351-4000
                             ------------------------------